Exhibit 10.3

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

Amendment #1 to Purchase Agreement

Between Network Engines, Inc and EMC Corporation

Whereas, Network Engines Inc. (“Network Engines”) and EMC Corporation (“EMC”) entered into a Purchase Agreement for Product, dated February 5, 2002  (the “Agreement”) under which EMC purchases certain Products from Network Engines: and

Whereas, the parties established certain order and delivery processes in the Agreement (“Standard Order and Delivery Processes”); and

Whereas, the parties now desire to amend the Agreement to establish certain alternative procedures for Product order and delivery, based on the EMC so-called “KanBan” process;

Now, therefore, intending to amend the Agreement, the parties hereby agree as follows:

1.             The order and delivery procedures established in this Amendment #1 shall be in addition to and an alternative to the Standard Order and Delivery Processes. For any Purchase Order issued by EMC, EMC may specify that the Products ordered thereby shall be placed into the KanBan Process, in which case the following procedures shall apply. Alternatively, in its sole discretion, EMC may specify that the Standard Order and Delivery Processes shall apply.

2.             A “KanBan Queue” shall be a supply of completed Products available to be “Pulled” by EMC for use and entry into the EMC final assembly and delivery process.  Within [**] of EMC’s release of the monthly BRM, the parties shall agree in writing via e-mail sent by EMC to NEI and acknowledged by NEI, on the number, size and location of KanBan Queues to be established by Network Engines (“Network Engines KanBan Queues”). Network Engines shall own all Products that are in the Network Engines KanBan Queues. EMC may, at its sole discretion, establish its own KanBan Queues, stocked with Product owned by EMC.  The parties shall establish the size and number of Network Engines KanBan Queues based on the average daily demand (“ADD”) for Products by EMC.  By using the ADD and the size and number of Network Engines KanBan Queues, the parties can calculate the average time that a Product shall remain in the Network Engines KanBan Queues before being Pulled by EMC (“KanBan Cycle Time”).

3.             Network Engines shall schedule its production of Products based on EMC Purchase Orders and  the ADD requirements and the KanBan Cycle Time. Network Engines will actually build Products and place them into the Network Engines KanBan Queue when and as Products are Pulled from the KanBan Queue by EMC.

4.             If requested by EMC, Network Engines shall maintain [**] KanBan Queues at space co-located with an EMC manufacturing or distribution facility (“EMC Facility”) (such Queues hereinafter “Co-Located KanBan Queues”) `EMC shall provide the space for such Co-Located KanBan Queues to Network Engines for $[**] per year. All Products in the Co-Located KanBan Queues shall be and remain the property of Network Engines, until such time as they are Delivered, as defined below. A separate consignment agreement shall be executed by the parties prior to Network Engines maintaining a KanBan Queue at a space co-located with an EMC Facility. Each such KanBan Queue shall be segregated by a clear and durable physical delineation, separating the Network Engines KanBan Queue from the other parts of the EMC location.

5.             For Products in any Network Engines KanBan Queue, such Products shall be deemed to be Delivered for purposes of the Agreement, when the Products are Pulled by EMC for use by

EMC, including, but not limited to, placing such Products in a KanBan Queue owned and maintained by EMC. A Product shall be considered to be “Pulled” when it is physically removed from the physical location that comprises the Network Engines KanBan Queue. Movement of a Product from one Network Engines KanBan Queue to another Network Engines KanBan Queue shall not constitute Delivery.

6.             Upon Delivery, as defined herein, such Products shall be deemed to be “shipped to EMC” for purposes of Section 6.4 of the Agreement, entitling NEI to invoice EMC. Once a Product has been Pulled, it may not be placed back into the NEI KanBan Queue. EMC shall notify NEI each day of all Products Pulled from the NEI KanBan Queue.  For Products Pulled from a Co-Located KanBan Queue, Network Engines shall be entitled to invoice EMC for the Product price, as specified in Exhibit A of the Agreement, and also for the cost of shipping the Product from the Network Engines manufacturing facility to the EMC Facility.

7.             For all Products for which EMC requests placement in the KanBan process, the following amendments to the terms of the Agreement shall apply:

7.1           The “Lead Time,” for all purposes under the Agreement, shall be extended by the time of the KanBan Cycle Time.

7.2           “Delivery” shall have the meaning as described in Section 5, above.

7.3           EMC shall have no right to cancel a Purchase Order for a Product, once such Product has been placed, by Network Engines, into the Network Engines KanBan Queue.

7.3           For purposes of Exhibit A, the Sections entitled “Upside Support,” “Cancellation Terms,” and “Reschedule Terms”, the heading of the left-hand column of the chart in such Sections shall read, “Request made by EMC X days before the date that Product is scheduled to be placed into the Network Engines KanBan Queue.”

7.4           The introductory paragraph of Exhibit B — EMC On-Order Parts shall be amended to read, “EMC shall be liable only for the parts listed in paragraphs 2.0, 3.0 and 4.0 below. EMC’s liability is limited to that quantity of Parts that NEI must order, in accordance with the ordering lead times for such parts, in order to manufacture Products and place such Products into the Network Engines KanBan Queue on the requested dates, in accordance with the KanBan process, including upside requirements. (“On-Order Parts”)”

8.0           Except as expressly amended herein, the terms of the Agreement shall remain in effect and shall govern all transactions for Products hereunder. All Purchase Orders placed by EMC as of the Effectivity Date of this Amendment #1 shall be deemed a request  for product according to the terms of the KanBan Process unless specified otherwise by EMC on the Purchase Order. For all Purchase Orders that specify not to be placed  into the KanBan Process, the terms of the Agreement shall remain in effect and shall govern such transactions, without the effects of the amendments provided herein. `

IN WITNESS WHEREOF, the Parties have caused this Amendment #1 to the Purchase Agreement to be executed by their duly authorized representatives, effective as of the date last signed (“Effective Date”),.

EMC Corporation
“NEI”		“EMC”

By:	/s/ Douglas Bryant	By:	/s/ William Monagle
	(Signature)		(Signature)

Name:	Douglas Bryant	Name:	William Monagle
	(Please Print or Type)	(Please Print or Type)

Title:	CFO	Title:	Vice President Corporate Procurement

Date:	8-12-03	Date: